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Exhibit 99.(A)-1

        Exhibit A-1

ARTICLES OF ORGANIZATION

OF

LG&E Energy LLC

        The undersigned organizer, desiring to form a limited liability company under the Kentucky Limited Liability Company Act, hereby states the following:

        1.    NAME.    The name of the limited liability company is "LG&E Energy LLC".

        2.    REGISTERED AGENT.    The name and address of the registered agent are:

      John R. McCall
      220 West Main Street
      Louisville, Kentucky 40202

        3.    PRINCIPAL OFFICE.    The mailing address of the initial principal office of the limited liability company is:

      220 West Main Street
      Louisville, Kentucky 40202

        4.    MANAGEMENT.    The limited liability company is to be managed by one or more managers.

        In Witness Whereof, the undersigned has duly executed these Articles of Organization this    day of October, 2003.

John R. McCall, Organizer

CONSENT OF REGISTERED AGENT

        The undersigned, having been named in these Articles of Organization as the registered agent of the Company, hereby consents to serve in that capacity.

John R. McCall
The foregoing instrument was prepared by:
Gregory J. Meiman 220 West Main Street, 11th Floor Louisville, Kentucky 40202

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ARTICLES OF ORGANIZATION OF LG&E Energy LLC
CONSENT OF REGISTERED AGENT